UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2017

SABRA HEALTH CARE REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)

001-34950	Maryland	27-2560479
(Commission File Number)	(State of Incorporation)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

(888) 393-8248
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective April 6, 2017, the Board of Directors (the “Board”) of Sabra Health Care REIT, Inc. (“Sabra”) amended and restated Sabra’s Bylaws. The following is a summary of changes effected by the adoption of the amended and restated Bylaws (the “Amended Bylaws”), which is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3.1 hereto. In addition to the changes summarized below, the Amended Bylaws also include additional non-substantive changes.

ARTICLE II. MEETINGS OF STOCKHOLDERS.

Notice of Stockholders Meetings. The Amended Bylaws provide for clarity that Sabra may provide stockholders’ notice of a meeting of stockholders by electronic transmission.

Advance Notice of Director Nominations and New Business Proposals from Stockholders. The Amended Bylaws provide that (a) any stockholder nominating an individual for election to the Board or proposing other business must, in addition to being a record holder at the time of giving notice and the time of the annual or special meeting at which such matter will be considered, have been a stockholder of record as of the record date for such meeting, and (b) unless the chairman of the meeting determines otherwise, a stockholder proposal or nominee for director shall not be considered at a meeting of stockholders unless the stockholder (or such stockholder’s qualified representative) who has given the advance notice in accordance with the Amended Bylaws appears in person at the meeting of stockholders to present such business or nomination.

ARTICLE XIV. AMENDMENT OF BYLAWS.

Stockholder Power to Amend Bylaws. The Amended Bylaws provide Sabra’s stockholders, to the same extent as the Board, the power to amend Sabra’s Bylaws, if such amendment is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

3.1        Amended and Restated Bylaws of Sabra Health Care REIT, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ HAROLD W. ANDREWS, JR.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: April 11, 2017

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Sabra Health Care REIT, Inc.